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AllTheBelts

AllTheBelts develops mobile apps for combat sports with the latest news and the most engaged communities. Fans can get all the news, videos, podcasts, rumors, and live updates in a single app. No need to dig through all the different sources, AllTheBelts has them all.


ATB
ALL.THE.BELTS
Download on the App Store
GET IT ON Google Play
Combat sports apps with the latest news and the most engaged communities
Watch: Gennadiy Golovkin on first training camp with Johnathon Banks
The Buddy McGirt Chronicles pt. 1: The long train ride out of Brentwood
Katie Taylor – The Third Queen
Jamel Herring recalls special world title victory, the praise given from Terence Crawfor...

Invest

$99.00 minimum investment

Deadline August 31, 2020
in 2 months

Unit Price
$1.00

Total Raised
$0

Valuation
$2,250,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

AllTheBelts develops mobile apps for combat sports with the latest news and the most engaged communities. Fans can get all the news, videos, podcasts, rumors, and live updates in a single app. No need to dig through all the different sources, AllTheBelts has them all.

DEAL HIGHLIGHTS

- **$670M sports mobile app market**
- **Significant traction: 22K installs**
- **Experienced founder with 4 successful exits**
- **Plans for vertical/market expansion**

TESTIMONIALS

davis-willson



Davis Willson
★★★★★ 16 March 2018
4

One stop solution for all boxing fans easy to track the various blogs on boxing and very reasonable information .

supa-ugly-tv



SupaUgly TV

★★★★★ 28 October 2019

15

This is a tremendous app for the hardcore boxing fan... I was definitely recommend this app to anyone who wants to know about the sweet science of this great sport that is called boxing... #TheHurtBusiness #AllTheBelts #SupaUglyTV #SomethingEpic #October2019

rajesh-vora



Rajesh Vora

★★★★★ 4 December 2019

32

Great content. It has everything you need to stay up to date. I'd love for people to be a bit more active on the forums!

adam-pratt



Adam Pratt

★★★★★ 6 December 2018

11

Brilliant app. Keeps up to date with all the latest news

helen-hussey

H

Helen Hussey

★★★★★ 24 May 2019

3

Highly recommended because..A perfect place to get new updated articles & videos about boxing. Loved this too much 😘 😘

vijit-singh



Vijit Singh

★★★★★ 10 December 2017

this is the best boxing news aap , i am big fan of boxing finnany found the perfect app for me.

uimemo

★★★★★

UIMEMO, 02/23/2018

Boxing News

LOVE this app. As a female who follows boxing and loves the sport this is my favorite boxing news app. I check it most days and there are always (new) news regarding the fighters and promoters.

★★★★★

Wai Galarza, 05/06/2019

This application owns a lot of useful infor...

This is a one-stop solution for all boxing fans. It is easy to track the various blogs on boxing and information.

wai-galarza

★★★★★

Cathi Lisenby, 05/06/2019

Nice interface, friendly and easy to use!

The app covers boxing news and YouTube channels to bring you a clean & effective summary of the sport you love.

cathi-lisenby

★★★★★

jobmillerryuki, 02/23/2018

Fantastic For True Boxing Fans

If you're a true fan of the sweet science you'll love this app! It has the best, most up to date info on all things pugilist here

jobmillerryuki

PROBLEM

The problem AllTheBelts is attempting to solve is threefold:

Content Disaggregation

There are hundreds of combat sports publishers creating content for fans to consume. This includes websites, YouTube channels, podcasts, ranking systems, combat schedules, etc. The content disaggregation leads to a time consuming experience for fans seeking and consuming content from each niche outlet.


BOXING
MMA
WRESTLING
News
Video Content
Podcasts
Promotors / Governing Bodies

Problem

Outlet Bias

A number of outlets have relationships with various promoters and governing bodies to release content. This can lead to providers being incentivized to promote certain fighters or events and not reporting the "whole" story. For example, Ring Magazine, a prominent boxing news publisher, is owned by a group headed by Oscar De La Hoya, one of the largest US boxing promoters.

Advertisers

Advertisers are always looking to get more "bang for their buck". The disaggregated content makes it extremely difficult for combat sports advertisers to reach their audience. With AllTheBelts, advertisers can target general boxing enthusiasts and/or more niche audience segments without the inefficiencies of negotiating multiple contracts. Our data will allow for more thoughtful and effective targeted advertisements.

SOLUTION

AllTheBelts is building out a catalog of combat sports news apps, starting with boxing.

"AllTheBelts - Boxing News" is a 5 star rated app available on the Apple and Google app stores. The app gives boxing fans access to 60+ news, video and podcast outlets along with an integrated fight schedule. The app has a highly engaged active user base built almost entirely organically.

App Store

App Store Preview

AllTheBelts - Boxing News 17+

Latest Boxing News & Videos

AllTheBelts LLC

★★★★★ 4.9, 49 Ratings

Free

iPhone Screenshots


NEWS
News from 20+ outlets – including The Ring, FightNews.com & Bad Left Hook.
VIDEOS
Interviews from 15+ outlets – including IFL TV, Fight Hype & Fight Hub TV.
PODCASTS
Podcasts from 20+ outlets – including Boxing Asylum, TheBoxingVoice & 5 Live.
FIGHTERS
Follow your favourite fighters to find out who and when is their next bout.

AllTheBelts delivers you all crucial news updates from the boxing world. You'll receive push notifications for the most important boxing news developments, live to the minute so you never miss a beat!

- None of your friends are into boxing news?

more

Google Play


Google Play
Search
Apps
Categories
Home
Top charts
New releases
My apps
Shop
Games
Kids
Editors' Choice
Account
Payment methods
Play Points
New
My subscriptions
Redeem
Buy gift card
My wishlist
My Play activity
Parent Guide
AllTheBelts - Boxing News
AllTheBelts LLC
Sports
84
Teen
Contains Ads
You don't have any devices
You can share this with your family. Learn more about Family Library
Installed
ATB
ALL THE BELTS
VIDEOS
Interviews with the sports top fighters
NEWS
AllTheBelts delivers you all crucial news updates from the boxing world. You'll receive push notifications for the most important boxing news developments, live to the minute so you never miss a beat!


NEWS
News from 20+ outlets – including The Ring, FightNews.com & Bad Left Hook.
4:08
ATB
ALL THE BELTS
The Ring
Watch: Gennadiy Golovkin on first training camp with Johnathon Banks
12 hours ago
The Buddy McGirt Chronicles pt. 1: The long train ride out of Brentwood
The first day James "Buddy" McGirt started boxing, he fell in
18 hours ago
Katie Taylor – The Third Queen
Ireland's Katie Taylor will attempt to make history by joining Cecilia Braekhus and Claressa Shields as
19 hours ago
Jamel Herring recalls special world title victory, the praise given from Terence Crawfor…
The day after, we checked in with Jamel Herring. Mr. Herring, 12
22 hours ago
Jamel Herring couldn't have picked a better day to win the WBO junior lightweight title
The timing of Jamel Herring's improbable victory

News

Videos


VIDEOS
Interviews from 15+ outlets – including IFL TV, Fight Hype & Fight Hub TV.
4:08
ATB
Recent Videos
'I AM COMING TO MADISON SQUARE GARDEN TO KNOCK CHRIS ALGIERI…
2 hours ago
WATCH LIVE ON DAZN
CALLUM SMITH; INTERESTED IN FIGHTING DANNY JACOBS, AND WANT…
2 hours ago
A Day With Robert Garcia At RGBA

Podcasts


PODCASTS
Podcasts from 20+ outlets – including Boxing Asylum, ThaBoxingVoice & 5 Live.
4:08
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Recent Videos
Eddie Hearn and Jarrell Miller
00:02
-55:06
Joining Chris Mannix of Yahoo Sports this week are Eddie Hearn, president of Matchroom Boxing and heavyweight contender Jarrell Miller. Mannix and Hearn talk about Hearn's deal with DAZN, how he expects to make it a success, the latest on the Anthony Joshua-Deontay Wilder negotiations and much more. Later, Mannix and Miller sit down to talk about Miller's rise in the division, his feelings on Anthony Joshua, what it's like to be a 300-plus pound fighter and more.
Comment

Notifications


NOTIFICATIONS
Daily notifications to keep you updated on recent boxing events.
4:08
ATB
Settings
Staff picks: Munguia vs O'Sullivan
4 hours ago
'Big' George Foreman ranks heavyweight top four as debate rumbles
A day ago
WBN name Floyd Mayweather Fighter of the Year Decade 2010-2019
2 days ago
Manny Pacquiao ANNIHILATES field to win WBN Fighter of the Year 2019
3 days ago
Anthony Joshua WBO title to Oleksandr Usyk: A shrewd Matchroom move
4 days ago
Joshua vs Klitschko UK PPV record OBLITERATED by Ruiz 2 principle, NOT by Saudi rematch
5 days ago
Anthony Joshua situation could KILL Wilder vs Fury II undisputed chances

Social


SOCIAL
Built in social network with content commenting, liking & sharing.
4:08
ATB
Everyone
Status
Like
Comment
stevebrookes69
Sep 27, 2018
Smith win?
TODAY'S BOXING NEWS
24-0-0
SUPER MIDDLEWEIGHT
CALLUM SMITH
6 likes
2 comments
Like
Comment
Rigby W.
Sep 22, 2018

Fighters


FIGHTERS
Follow your favourite fighters to find out who and when is their next bout.
4:08
ATB
Anthony Joshua
"AJ"
Deontay Wilder
"Bronze Bomber"
Errol Spence
"The Truth"
Gennady Golovkin
"GGG"
Katie Taylor
"KT"
Manny Pacquiao
"Pacman"
Saul Alvarez

Rankings


RANKINGS
Rankings from each of the sanctioning bodies and well regarded entities.
4:08
ATB
Below are links to the current professional boxing rankings, which includes each one of the four major sanctioning bodies, as well as other well-regarded entities.
WBC
World Boxing Council
WBA
World Boxing Association
IBF
International Boxing Federation
WBO
World Boxing Organization
IBO
International Boxing Organization
BoxRec
Boxing's Official Record Keeper

Schedules


SCHEDULES
Up-to-date and informative worldwide boxing schedule.
4:08
ATB
Powered by Boxingfixtures.com
Fowler vs Flatley
On March 7th 2020, Anthony Fowler (11-1) will defend his WBA International Super-Welterweight Title against Jack Flatley (16-1-1)
Dec 31, 1899
Holyfield vs Carlson
On March 7th 2020, Evan Holyfield (3-0) is looking to establish himself in the boxing world as he looks to get a 4th win
Dec 31, 1899
Ajagba vs Cojanu
On March 7th 2020, Heavyweight prospect Efe Ajagba (12-0) will take on Razvan Cojanu (17-6) on the undercard of the Kownacki vs
Dec 31, 1899
Fury vs Sour
On March 7th 2020, Hughie Fury (23-3) The younger cousin of Tyson Fury weighed-in at 16st 10lbs on Friday, 10lbs heavier
Dec 31, 1899
Parker vs Murdock
On 7th March 2020, Zach Parker (18-0) and Rohan Murdock (24-1) are currenty ranked by the WBO

There is a clear gap in the market for a network of martial arts/combat sports content aggregation apps. By aggregating content, combat sports advertisers will have access to a platform to run more targeted ads without having to negotiate with dozens of outlets. These apps will remain unbiased and focus on reporting the entire story, from all perspectives.

Initial capital raised will be used to grow active users to a level where the boxing app is generating advertising revenue. After proving out the revenue stream for the boxing app, the long term vision is to build out further apps and monetize.

- AllTheBelts - MMA News
- AllTheBelts - Wrestling News
- AllTheBelts - Kickboxing News

AllTheBelts apps will be monetized via advertising. Several ad slots can be made available. From rotating banners to full screen interstitial, menu items and push notifications. The boxing app already has the Twitter and Google advertising SDKs integrated.

Ad Spots

Ad Spots


BetBull
Notifications
News
Videos
Podcasts
Schedule
Fan Zone
Share
Users
My Profile
BetBull - Sports Betting
ATB
Push Notification Ad
Startup Interstitial
Menu Ad
Banner Ad

Additional revenue can also be generated using a Freemium model. Specifically a paid upgrade to disable the ads and access additional premium content. This can be offered to users on a monthly and/or yearly basis.

Freemium Upgrade

Freemium


4:08
ATB
ATB
ALL THE BELTS
AllTheBelts Supporters Club
Join today!
Join the AllTheBelts suppoters Club to remove the ads that we control for a faster, distraction-free AllTheBelts. Your support helps us continue to make AllTheBelts better. Note that if you click a news article from a third party, we cannot control the ads they diusplay on their website. Thanks for your support!
$0.99 per month
$9.99 per year

Growth

Growth


Growth
ATB
Customer Acquisition (CAC)
3K MAUs achieved by stabilizing the cost-per-install to:
• Google: $0.06 CPI
• Apple: $0.17 CPI
25:75 install ratio (organic:paid)
Customer LTV
Based on current app usage, each user worth:
• $0.03 MMR
• $0.46 ARR
4 week user retention rate is 13%
Marketing Payback
$50K marketing budget
Apple: $25k ÷ $0.17 CPI = 147K installs × 13% retention = 19k MAUs
+
Google: $25k ÷ $0.06 CPI = 416K installs × 13% retention = 54K MAUs
= 75K MAUs + 25% organic = 94K MAUs = ~$125K ARR
$100K marketing budget
Apple: $50k ÷ $0.17 CPI = 294K installs × 13% retention = 38K MAUs
+
Google: $50K ÷ $0.06 CPI = 833K installs × 13% retention = 108K MAUs
= 146K MAUs + 25% organic = 183K MAUs = ~$245K ARR

MARKET

Worldwide Sports app store category installs surpassed 200 million for the fifth consecutive quarter in Q2 2019. The 254 million installs in the quarter reflected a 50% increase vs. Q2 2016.

Downloads


Quarterly worldwide downloads for the Sports category on the App Store and Google Play
Downloads (Millions)
0
50
100
150
200
250
300
58
53
81
61
68
64
76
69
64
100
79
65
68
68
88
97
99
88
104
117
109
102
112
191
149
140
174
186
+17%
+3%
+37%
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Google Play
Apple App Store

Sports category revenue growth has also accelerated since 2017 on both the Apple and Google app stores.

Revenue


Quarterly worldwide net revenue for the Sports category on the App Store and Google Play
Revenue (Millions)
0
20
40
60
80
$16
$19
$19
$18
$20
$25
$30
$34
$35
$45
$48
$56
$56
$69
$5
$5
$6
$6
$6
$7
$8
$10
$9
$12
$15
$20
$17
$24
+23%
+73%
+66%
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Google Play
Apple App Store

AllTheBelts is focused on capturing 0.5% of this market, representing $3.3M ARR.

Market



$670 Million
Google and Apple App Stores “Sports” category net revenue by 2023
Source: SensorTower - The State of Sports Apps Report (Sep 2019)
~$3.3 Million
Estimated market opportunity
Capture 0.5% of the total market

Market Data Source:
SensorTower: The State of Sports Apps Report: Top Sports Apps by Revenue and Growth Forecast

COMPETITIVE LANDSCAPE

Boxing-wise, there are a few other apps aggregating boxing content. In two categories:

- Established companies focused on creating aggregation apps for various topics
  > Minimal boxing content sources vs. AllTheBelts
- Indie developers
  > Apps with little to no traction (<10K downloads)

Competition



Competition
ATB
AllTheBelts
Juicestand Boxing News Now
AppsContinuum Boxing News
SportFusion Boxing News
Ecsify Apps Boxing News
RBR Boxing
Ring Magazine
Boxing News Online
Content Sources
Established App (10K+ Installs)

Competition



Competition

	ATB	SPORTFUSION	AppsContinuum
Available on Apple & Google	✓	✓	✗
News	✓	✓	✓
Videos	✓	✓	✓
Podcasts	✓	✗	✗
Content Filtering	✓	✓ (partial) New/ Popular only	✗
User Generated Content	✓	✓	✗
Commenting / Liking	✓	✓	✗
Rankings	✓ (partial) Web View	✗	✗
Schedule	✓	✓ (partial) Web View	✗
Fighter Specific Content	✓	✗	✗
Push Notifications	✓	✓	✗

PROGRESS

The AllTheBelts boxing app already has a highly engaged active user base, built almost entirely organically.

- 22K installs growing at 1.5K per month
- 3K monthly active users (MAUs)
- 1K weekly active users (WAUs)
- 300-500 daily active users(DAUs)
- 2.4K registered users (allowing access to post, comment and like content)

The app is highly ranked across Google search and the app stores. (see infographic)

- #1 for search term “boxing news app” on Google search
- #1-5 for various boxing search terms on the Google and Apple apps stores

The app also has a global appeal with a worldwide user base. ~50% from the United Staes and United Kingdom. (see infographic)

Google Search Ranking


Google
boxing news app
ALL
NEWS
VIDEOS
SHOPPING
IMAGES
Apps
ATB
AllTheBelts - Boxing News
4.9
(99)
Free
SF - Boxing News and...
4.7
(230)
Free
BOXING NEWS.
4.7
(59)
Free
More apps
boxing-news.allbestapps.net
Best Boxing news apps for Android -

Search ranking


Google
boxing news app
All
News
Videos
Shopping
Images
More
Settings
Tools
About 282,000,000 results (0.40 seconds)
AllTheBelts delivers you all crucial news updates from the boxing world. You'll receive push notifications for the most important boxing news developments, live to the minute so you never miss a beat!
The best app for boxing fans!
play.google.com › store › apps › details › id=hr.apps.n...
AllTheBelts - Boxing News - Apps on Google Play
About Featured Snippets
Feedback
play.google.com › store › apps › details › id=com.sport...
Boxing News - Sportfusion - Apps on Google Play
Boxing News app is the best way to get all the boxing news from various news sources in 1 app!
All the news & videos about boxing in a single app. We cover all ...
Rating: 4.5 - 286 votes - Free - Android - Sports

Search ranking

apps.apple.com › app › allthebelts-boxing-news ▾

AllTheBelts - Boxing News on the App Store

Read reviews, compare customer ratings, see screenshots, and learn more about AllTheBelts - **Boxing News**. Download AllTheBelts - **Boxing News** and enjoy it ...

★★★★★ Rating: 4.9 - 49 reviews - Free - iOS - Sports


ALLTHEBELTS
Growth Stats
Installs
Apple App Store
8K installs
2018
2020
Google Play
15K installs
2018
2020
Users
30 Day Active Users (MAUs)
2K
1K
2018
2020
Users By Country
REST OF WORLD 40%
UNITED KINGDOM 25%
UNITED STATES 25%
INDIA 5%
AUSTRALIA 5%
Accounts (access content posting, commenting, liking, etc)
2,400+
Sessions
Sessions Over Time
GOOGLE
APPLE
2018
2020
New vs Returning Users
Returning (90%)
New (10%)
Average Session Duration
3 Minutes
Keywords Rank
"Boxing News"
#2
#5
#2
#5
"Boxing Results"
#4
#9
#3
#11


"Boxing Schedule"
#2
#5
#4
#5
"Boxing Videos"
#1
#35
#7
#28
tim@allthebelts.com
www.allthebelts.com
GET IT ON Google Play
Download on the App Store

Stats

TEAM

AllTheBelts was founded by a product management professional with 10 years of experience in online advertising, fitness technology, and social media. The CEO is a serial entrepreneur with a track record of success in the form of 4 successful exits (all acquisitions).



Timothy Childs
Founder

Timothy graduated from Nottingham University, England in 2010 with a degree in Computer Science. Since then he has gone on to forge a 10 year career in product management. Timothy has worked across various verticals including online advertising, fitness technology and social media. He is an alumni of the following companies:

- TubeMogul, a programmatic online advertising DSP. Acquired by Adobe in 2016
- Netpulse, a provider of branded fitness center apps. Acquired by eGym in 2018
- WAYN, a travel & lifestyle social network. Acquired by Lastminute in 2016
- Goviral, a branded video content network. Acquired by AOL in 2011



Thomas Proulx
Advisor

Thomas Proulx, co-founder of Intuit and author of Quicken, was pivotal in pioneering the consumer software industry. He has served as a director on the boards of numerous venture-backed technology startups. He was also the founder and chairman of Netpulse, a provider of branded mobile apps for health clubs. Thomas holds a degree in Electrical Engineering/Computer Science from Stanford University.

USE OF PROCEEDS

If the offering's maximum amount of $250,000 is raised:

Use	Value	% of Proceeds
Marketing	$125,250	50.1%
Product Development	$75,000	30.0%
Verticals Expansion	$37,500	15.0%
Intermediary fees	$12,250	4.9%

TERMS

This is an offering of Membership Interest Units, under registration exemption 4(a)(6), in AllTheBelts LLC. This offering must raise at least $10,000 by August 31, 2020 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. AllTheBelts may issue additional securities to raise up to $250,000, the offering's *maximum*.

$0 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,500,000 units

× $1.00 per unit

$2,500,000 implied valuation

PITCH DECK


ATB
ALL THE BELTS
News and Content Aggregation Apps for Combat Sports
"We provide the latest content, without bias, to an engaged community of sports enthusiasts"

Open

Download

FINANCIALS

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

UPDATES

Jun 19, 2020 • Primary offering of 250,000 shares at $1.00

MORE INFO

- Website
- Facebook
- Twitter
- Instagram

ASK A QUESTION

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UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, [redacted]